UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 4, 2007 (April 4, 2007)

M & F WORLDWIDE CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-13780	02-0423416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 East 62nd Street, New York, New York		10021
(Address of principal executive offices)		(Zip Code)

(212) 572-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 20, 2006, M & F Worldwide Corp., a Delaware corporation (‘‘MFW’’), announced that it had entered into an Agreement and Plan of Merger, dated as of December 19, 2006 (the ‘‘Merger Agreement’’), with John H. Harland Company (‘‘Harland’’), pursuant to which, upon the terms and subject to the conditions set forth therein, a wholly owned subsidiary of MFW will merge with and into Harland (the ‘‘Merger’’), with Harland continuing after the Merger as the surviving corporation and as a wholly owned subsidiary of MFW.

On April 4, 2007, MFW was notified that it had received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the ‘‘HSR Act’’), applicable to the Merger. The press release making such announcement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Joint Press Release dated April 4, 2007 issued by M & F Worldwide Corp. and John H. Harland Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz Title: Executive Vice President and General Counsel

Date: April 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Joint Press Release dated April 4, 2007 issued by M & F Worldwide Corp. and John H. Harland Company.